FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made as of August 6, 2010 by and among DOUBLE EAGLE PETROLEUM CO., a Maryland corporation (“Borrower”), BANK OF OKLAHOMA, N.A., individually and as agent (“Administrative Agent”) and as LC Issuer, and the Lenders party to the Original Credit Agreement defined below (“Lenders”).

W I T N E S S E T H:

WHEREAS, Borrower, Administrative Agent and Lenders entered into that certain Amended and Restated Credit Agreement dated as of February 5, 2010 (as amended, supplemented, or restated prior to the date hereof, the “Original Credit Agreement”), for the purpose and consideration therein expressed, whereby Lenders became obligated to make loans to Borrower as therein provided; and

WHEREAS, Borrower, Administrative Agent and Lenders desire to amend the Original Credit Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Credit Agreement, in consideration of the loans which may hereafter be made by Lenders to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

DEFINITIONS AND REFERENCES

§ 1.1. Terms Defined in the Original Credit Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Credit Agreement shall have the same meanings whenever used in this Amendment.

§ 1.2. Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

“Amendment” means this First Amendment to Credit Agreement.

“Amendment Documents” means this Amendment, the confirmation by Guarantor with respect to this Amendment and any other document required to be delivered by Borrower pursuant to Article III hereof.

“Credit Agreement” means the Original Credit Agreement as amended hereby.

ARTICLE II.

AMENDMENTS TO ORIGINAL CREDIT AGREEMENT

§ 2.1. Borrowing Base Redetermination. Pursuant to Section 2.9(a) of the Original Credit Agreement, Administrative Agent and Lenders have redetermined the Borrowing Base. Accordingly, Administrative Agent and Lenders hereby notify Borrower that the Borrowing Base is $55,000,000 from the date hereof until and including the next date as of which the Borrowing Base is redetermined pursuant to the Credit Agreement, and by its execution hereof, Borrower accepts the foregoing Borrowing Base.

§ 2.2. Changes in Commitments. Each Lender hereby agrees that its Commitment shall be the amount set forth opposite such Lender’s name on Schedule 4 to this Amendment, which Schedule 4 attached to this Amendment hereby amends in its entirety the Schedule 4 attached to the Original Credit Agreement.

§ 2.3. Allocation. Lenders hereby authorize Administrative Agent and Borrower to request Loans from the Lenders, and to make prepayments of Loans in order to ensure that, upon the effectiveness of this Amendment, the Loans of the Lenders shall be outstanding on a ratable basis in accordance with their respective Percentage Shares as set forth on the Lenders Schedule, as amended hereby, and no such borrowing, prepayment or reduction shall violate any provisions of the Credit Agreement. Lenders hereby confirm that, from and after the effective date of this Amendment, all participations of Lenders in respect of Letters of Credit outstanding under the Credit Agreement shall be based upon the Percentage Shares of the Lenders (after giving effect to this Amendment).

ARTICLE III.

CONDITIONS OF EFFECTIVENESS

§ 3.1. Effective Date. This Amendment shall become effective as of the date first above written when and only when:

(a) Amendment Documents. Administrative Agent shall have received duly executed and delivered counterparts of each Amendment Document (i) in form, substance and date satisfactory to Administrative Agent, and (ii) in such numbers as Administrative Agent or its counsel may reasonably request.

(b) Officer’s Certificate. Administrative Agent shall have received a certificate of the secretary of Borrower certifying as of the date of this Amendment (i) that there have been no changes to the organizational documents of Borrower since the Closing Date, (ii) the resolutions of Borrower approving this Amendment, the other Amendment Documents and the related transactions, and (iii) the signature and incumbency certificates of the officers of Borrower.

(c) Existence & Good Standing Certificates. Administrative Agent shall have received an existence and good standing certificate from the applicable Governmental Authority of each Restricted Person’s jurisdiction of incorporation, organization or formation, each dated a recent date prior to the effectiveness of this Amendment.

(d) Fees. Borrower shall have paid all fees and expenses as required by Section 10.4 of the Credit Agreement, and Administrative Agent shall have received the Borrowing Base Increase Fee that is due and payable pursuant to Section 5.3 of this Amendment.

(e) Completion of Proceedings. All partnership, corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent and its counsel shall be reasonably satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

(f) Due Diligence. Administrative Agent and Lenders shall have completed satisfactory due diligence review of the assets, liabilities, business, operations and condition (financial or otherwise) of the Restricted Persons, including, a review of their Oil and Gas Properties covered by the most recently delivered Engineering Report and all legal, financial, accounting, governmental, environmental, tax and regulatory matters, and fiduciary aspects of the proposed financing.

(g) Other Documentation. Administrative Agent shall have received all documents and instruments which Administrative Agent has then reasonably requested, in addition to those described in this Section 3.1. All such additional documents and instruments shall be reasonably satisfactory to Administrative Agent in form, substance and date.

(h) No Default. No event shall have occurred and be continuing that would constitute an Event of Default or a Default.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

§ 4.1. Representations and Warranties of Borrower. In order to induce each Lender to enter into this Amendment, Borrower represents and warrants to each Lender that:

(a) The representations and warranties contained in Article V of the Original Credit Agreement are true and correct at and as of the time of the effectiveness hereof, except to the extent such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date.

(b) Borrower is duly authorized to execute and deliver this Amendment and the other Amendment Documents and is and will continue to be duly authorized to borrow monies and to perform its obligations under the Credit Agreement. Borrower has duly taken all corporate action necessary to authorize the execution and delivery of this Amendment and the other Amendment Documents and to authorize the performance of the obligations of Borrower hereunder and thereunder.

(c) The execution and delivery by Borrower of this Amendment and the other Amendment Documents, the performance by Borrower of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with any provision of law, statute, rule or regulation or of the articles of incorporation and bylaws of Borrower, or of any material agreement, judgment, license, order or permit applicable to or binding upon Borrower, or result in the creation of any lien, charge or encumbrance upon any assets or properties of Borrower. Except for those which have been obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Borrower of this Amendment and the other Amendment Documents or to consummate the transactions contemplated hereby and thereby.

(d) When duly executed and delivered, each of this Amendment and the Credit Agreement will be a legal and binding obligation of Borrower, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and by equitable principles of general application.

(e) The most recent financial statements of Borrower delivered to Lenders pursuant to Section 6(b) of the Original Credit Agreement fairly present Borrower’s financial position as of the date thereof.

ARTICLE V.

MISCELLANEOUS

§ 5.1. Ratification of Agreements. The Original Credit Agreement as hereby amended is hereby ratified and confirmed in all respects. The Loan Documents, as they may be amended or affected by the various Amendment Documents, are hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Original Credit Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment and the other Amendment Documents shall not, except as expressly provided herein or therein, operate as a waiver of any right, power or remedy of Lenders under the Credit Agreement, the Notes, or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement, the Notes or any other Loan Document.

§ 5.2. Survival of Agreements. All representations, warranties, covenants and agreements of Borrower herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Loans, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by any Restricted Person hereunder or under the Credit Agreement to any Lender shall be deemed to constitute representations and warranties by, and/or agreements and covenants of, Borrower under this Amendment and under the Credit Agreement.

§ 5.3. Borrowing Base Increase Fee§ 5.4. . In consideration of each Lender’s agreement to increase the Borrowing Base as described above, Borrower will pay to Administrative Agent a Borrowing Base Increase Fee in the aggregate amount of $75,000, which will be allocated equally for the account of each Lender, due and payable on the date hereof (the “Borrowing Base Increase Fee”).

§ 5.5. Interpretive Provisions. Section 1.4 of the Credit Agreement is incorporated herein by reference herein as if fully set forth.

§ 5.6. Loan Documents. This Amendment is, and each other Amendment Document is, a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto and thereto.

§ 5.7. Governing Law. This Amendment shall be governed by and construed in accordance the laws of the State of Colorado and any applicable laws of the United States of America in all respects, including construction, validity and performance.

§ 5.8. Counterparts; Fax. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. This Amendment and the other Amendment Documents may be validly executed by facsimile or other electronic transmission.

THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

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IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

DOUBLE EAGLE PETROLEUM CO.,
as Borrower

By:	/s/ Kurtis Hooley .

Kurtis Hooley Chief Financial Officer

BANK OF OKLAHOMA, N.A.,

as Administrative Agent, LC Issuer and a Lender

By: /s/ Guy C. Evangelista         .

Guy C. Evangelista Senior Vice President

KEYBANK NATIONAL ASSOCIATION,

as a Lender

By: /s/ Todd Coker         .

Todd Coker Vice President

SCHEDULE 4

LENDERS SCHEDULE

			Amount equal to
	Commitment/		Percentage Share of
	Loan Commitment	Percentage Share	Borrowing Base

Domestic Lending Office:

Bank of Oklahoma, N.A.	$47,727,272.73	63.6364%	$35,000,000

Address

1675 Broadway Suite 1650 Denver, CO 80202

Tel: 303/864-7347

Fax: 303/864-7349

Eurodollar Lending Office:

Same.

Domestic Lending Office:

KeyBank National Association	$27,272,727.27	36.3636%	$20,000,000

Address

8115 Preston Road Suite 500 Preston Common East Tower Dallas, TX 75225

Tel: 214/414-2613

Fax: 214/414-2610

Eurodollar Lending Office

Same.

Total	$75,000,000	100%	$55,000,000

[First Amendment]

CONSENT AND AGREEMENT

Each undersigned Guarantor hereby (i) consents to the provisions of this Amendment and the transactions contemplated herein, (ii) ratifies and confirms its Guaranty each dated as of February 5, 2010 made by it for the benefit of Administrative Agent and Lenders executed pursuant to the Credit Agreement and the other Loan Documents, (iii) agrees that all of its respective obligations and covenants thereunder shall remain unimpaired by the execution and delivery of this Amendment and the other documents and instruments executed in connection herewith, and (iv) agrees that its Guaranty and such other Loan Documents shall remain in full force and effect.

EASTERN WASHAKIE MIDSTREAM, LLC

By:	/s/ Kurtis Hooley .

Kurtis Hooley Chief Financial Officer

PETROSEARCH ENERGY CORPORATION

By:	/s/ Kurtis Hooley .

Kurtis Hooley Chief Financial Officer